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                                                                    EXHIBIT 23.8


                  CONSENT OF PERSON NAMED TO BECOME A DIRECTOR


         The undersigned hereby consents, pursuant to Rule 438 of the Securities Act of 1933, as amended, to the reference to him under the caption "THE MERGER--Management and Operations After the Merger" in the Joint Proxy Statement and Prospectus, which is part of this Registration Statement on Form S-4 of Alabama National BanCorporation.


                                    /s/ Dan M. David
                                    --------------------------------------------
Decatur, Alabama                    Dan M. David
September 22, 1997